Exhibit 99.5
[LETTERHEAD OF MOELIS & COMPANY LLC]
The Board of Directors
Cornell Companies, Inc.
1700 West Loop South, Suite 1500
Houston, Texas 77027
Members of the Board:
We hereby consent to the inclusion of our opinion letter, dated April 18, 2010 to the Board of Directors of Cornell Companies, Inc. (“Cornell”) as Annex E to, and to the reference thereto under the heading “Summary—Opinions of Financial Advisors” and “The Merger—Opinion of Financial Advisor to the Cornell Board of Directors” in, the joint proxy statement/prospectus relating to the proposed merger involving Cornell and The GEO Group, Inc. (“GEO”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of GEO. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/S/ MOELIS & COMPANY LLC
MOELIS & COMPANY LLC
May 3, 2010